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                                                                EXHIBIT 11.1

                            NORTHWEST AIRLINES CORPORATION
                   COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE

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(DOLLAR AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)     Three months ended September 30    Nine months ended September 30
                                                           -------------------------------    ------------------------------
                                                                1997            1996               1997           1996
                                                           --------------  ---------------    --------------  --------------
Reconciliation of net income applicable to common
    stockholders:
    Net income per consolidated statements of income       $       290.3   $        253.9     $       491.1   $       510.1
    Preferred stock requirements                                    (3.1)            (6.2)            (13.2)          (32.4)
                                                           -------------   --------------     -------------   -------------
    Net income applicable to common stockholders
         before preferred stock transaction                $       287.2   $        247.7     $       477.9   $       477.7
    Preferred stock transaction                                       --             74.5                --            74.5
                                                           -------------   --------------     -------------   -------------
Net income applicable to common stockholders               $       287.2   $        322.2     $       477.9   $       552.2
                                                           -------------   --------------     -------------   -------------
                                                           -------------   --------------     -------------   -------------

Reconciliation of weighted average number of shares outstanding to amount used in primary earnings per share computation:

    Weighted average number of common
         shares outstanding                                  102,427,509      100,031,636(1)    101,927,493      98,223,445(1)

    Incremental shares that could have been issued for
         cash to satisfy its common stock
         repurchase obligation                                    80,914               --            29,115              --

    Stock options reduced by the number of shares
         which could have been purchased with
         the proceeds from exercise of such options            1,934,765        2,159,340         2,094,633       2,405,754
                                                           -------------   --------------     -------------   -------------


    Weighted average number of common shares
         outstanding, as adjusted                            104,443,188      102,190,976       104,051,241     100,629,199
                                                           -------------   --------------     -------------   -------------
                                                           -------------   --------------     -------------   -------------

Primary earnings per common share:
    Before effect of preferred stock transaction           $        2.75   $         2.42     $        4.59   $        4.75
    Preferred stock transaction                                       --              .73                --             .74
                                                           -------------   --------------     -------------   -------------
    Primary earnings per common share                      $        2.75   $         3.15     $        4.59   $        5.49
                                                           -------------   --------------     -------------   -------------
                                                           -------------   --------------     -------------   -------------

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(1) Includes the weighted average number of common shares earned by employees since August 1, 1993 due to the February 1994 exercise of the Series C Preferred Stock special conversion option.